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                                                                    EXHIBIT 21.1


SUBSIDIARIES OF REGISTRANT

         The following corporations and partnerships are all of the subsidiaries of ATI. Each subsidiary was incorporated or organized in Delaware (except where indicated otherwise), and they each do business only under their own name, "WANTV," "Choice TV," or "Superchannels of Las Vegas."

American Telecasting Development, Inc.
American Telecasting of Anchorage, Inc.
American Telecasting of Bend, Inc.
American Telecasting of Billings, Inc.
American Telecasting of Bismarck, Inc.
American Telecasting of Central Florida, Inc.
American Telecasting of Cincinnati, Inc.
American Telecasting of Colorado Springs, Inc.
American Telecasting of Columbus, Inc.
American Telecasting of Denver, Inc.
American Telecasting of Fort Collins, Inc.
American Telecasting of Fort Myers, Inc.
American Telecasting of Green Bay, Inc.
American Telecasting of Hawaii, Inc.
American Telecasting of Jackson, Inc.
American Telecasting of Jacksonville, Inc.
American Telecasting of Lansing, Inc.
American Telecasting of Lincoln, Inc.
American Telecasting of Little Rock, Inc.
American Telecasting of Louisville, Inc.
American Telecasting of Medford, Inc.
American Telecasting of Michiana, Inc.
American Telecasting of Minnesota, Inc.
American Telecasting of Monterey, Inc.
American Telecasting of Nebraska, Inc.
American Telecasting of North Dakota, Inc.
American Telecasting of Oklahoma, Inc.
American Telecasting of Portland, Inc.
American Telecasting of Rapid City, Inc.
American Telecasting of Redding, Inc.
American Telecasting of Rockford, Inc.
American Telecasting of Salem/Eugene, Inc.
American Telecasting of Santa Barbara, Inc.
American Telecasting of Santa Rosa, Inc.
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American Telecasting of Sarasota, Inc.
American Telecasting of Seattle, Inc.
American Telecasting of Sheridan, Inc.
American Telecasting of Sioux Valley, Inc.
American Telecasting of South Dakota, Inc.
American Telecasting of Toledo, Inc.
American Telecasting of Youngstown, Inc.
American Telecasting of Yuba City, Inc.
FMA Licensee Subsidiary, Inc. (State of California)
Fresno MMDS Associates, a general partnership (State of California) Fresno Wireless Cable Television, Inc. (State of Washington)
Superchannels of Las Vegas, Inc. (State of Arizona)